UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2012
___________________________

SUPER LIGHT, INC.
(Exact Name of Registrant as Specified in Its Charter)
___________________________

Delaware	333-174435	68-0678429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

101 Middlesex Turnpike # 0312 Suite 6 Burlington, Massachusetts 01803
(Address of principal executive offices)

646-820-5493
(Registrant’s telephone number, including area code)

23A HaMe’eri St. Givatayim, Israel 53332
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2012, Glenn Kesner was appointed to the board of directors of Super Light, Inc. (the “Company”) and as its President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  Also on such date, Zeev Joseph Kiper and Hana (Hani) Abu resigned from all of their positions with the Company immediately upon Mr. Kesner’s appointment.  Mr. Kiper resigned from the board of directors and as President, Chief Executive Officer and Treasurer of the Company and Ms. Abu resigned from the board of directors and as the Secretary of the Company.  Mr. Kiper and Ms. Abu did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company’s operations, policies or practices.

Mr. Kesner, age 51, founded Auracana, LLC (“Auracana”) in May 2001 and has served as its president since its inception.  Mr. Kesner's responsibilities at Auracana include media, consumer, corporate, web and digital branding, marketing and content development/production.  His wide-ranging expertise has earned him over one hundred national and international awards in the fields of media and entertainment including Emmys and Promax/BDA honors.   Mr. Kesner has significant experience in branding, digital marketing, advertising and video content development and production.  In 2010, Mr. Kesner served as the President, Chief Executive Officer and sole director of FTOH Corp. (formerly listed on the Over the Counter Bulletin Board), where he played a leadership role in the company’s management.  Mr. Kesner served as the Chairman and President of Silver Horn Mining Ltd. (SILV.OTCBB) (“Silver Horn”) from December 31, 2010 through May 3, 2011.  He was appointed to the board of directors of Silver Horn on February 4, 2010 and as its Chief Executive Officer on November 15, 2010.   Mr. Kesner played a leadership role in Silver Horn’s management during his time at the company.  Mr. Kesner was selected as our director due to his entrepreneurial business acumen and experience managing small businesses.

Item 8.01     Other Events.

           Also on August 7, 2012, in connection with the management changes described above, the Company determined that it would explore additional business opportunities that are divergent from its current business line of marketing and offering private label diapers under the brand name “Super Light”.  As a result, the Company’s historical business may be discontinued due to such reevaluation, among other reasons.  The Company has entered into informal non-binding confidential discussions with several companies concerning possible business acquisition opportunities.  However, there exist no agreements or understandings as to any such opportunities as of the date of this current report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER LIGHT, INC.

Dated: August 13, 2012	/s/ Glenn Kesner
Glenn Kesner
Chief Executive Officer